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                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): April 20, 1999


                              MEDAPHIS CORPORATION
             (Exact name of registrant as specified in its charter)

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
               DELAWARE                                        000-19480                        58-1651222
(State of other jurisdiction of incorporation)        (Commission File Number)      (IRS Employer Identification Number)
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                           2840 MT. WILKINSON PARKWAY
                                   SUITE 300
          ATLANTA, GEORGIA                                  30339
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code: (770) 444-5300


                                 NOT APPLICABLE
         (Former Name or Former Address, if Changed Since Last Report)

                    Exhibit Index Located on Page: ___4___
                        Total Number of Pages: ___36___
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Item 2.     Acquisition or Disposition of Assets.

     On April 20, 1999, the Registrant completed the sale (the "Sale") to Complete Business Solutions, Inc. ("CBSI") of all the issued and outstanding shares of capital stock of E-Business Solutions.com, Inc. (formerly known as Impact Innovations Group, Inc.). The Sale was consummated in accordance with the terms of a Stock Purchase Agreement dated April 20, 1999. The Sale represents the disposition by the Registrant of its commercial division of Impact Innovations.

     The consideration paid to Registrant in connection with the Sale was $15 million in cash, subject to final closing adjustments. The total consideration paid in the Sale was determined through arm's length negotiations between representatives of the Registrant and CBSI. Neither Registrant, CBSI, nor any of their affiliates had, nor to the knowledge of Registrant or CBSI did any director or officer or any associate of any such director or officer of Registrant or CBSI have, any material relationship with CBSI prior to the Sale.

     E-Business Solutions.com, Inc. provides delivery chain management services including electronic resource management and e-commerce services primarily to the communications, energy, financial and technology sectors.



Item 7.     Financial Statements and Exhibits

       (c)      Exhibits

2.1 Stock Purchase Agreement dated as of April 20, 1999, among Registrant, E-Business Solutions.com, Inc., Impact Innovations Holdings, Inc. and CBSI
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 5, 1999


                                   MEDAPHIS CORPORATION



                                   By: /s/ ALLEN W. RITCHIE
                                      ---------------------
                                        Allen W. Ritchie
                                        President and Chief Executive Officer
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                                INDEX TO EXHIBIT

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EXHIBIT
  NO.                             DESCRIPTION OF EXHIBIT
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
2.1            Stock Purchase Agreement dated as of April 20, 1999, among Registrant,
               E-Business Solutions.com, Inc., Impact Innovations Holdings, Inc. and CBSI
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